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                                                                     EXHIBIT 2.2


                      AMENDMENT TO ASSET PURCHASE AGREEMENT

         AMENDMENT, dated as of May 25, 1999 (the "Amendment") to the Asset Purchase Agreement (the "Asset Purchase Agreement"), dated to be effective April 2, 1999 among Systems Alternatives, Inc. ("Buyer"), an Ohio corporation, Neural Applications Corporation ("Seller"), a Delaware corporation, and The David J. Joseph Company ("DJJ"), a Delaware corporation.

         WHEREAS, the parties desire to amend the Asset Purchase Agreement to reflect the Royalties due DJJ as of the Closing;

         NOW, THEREFORE, of the premises and the mutual covenants and agreement hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Section 1.6 of the Asset Purchase Agreement is hereby amended by deleting the references to "Forty Five Thousand Dollars ($45,000)" or "$45,000" and replacing them with "Fifty One Thousand Dollars ($51,000)" or "51,000."

         2. When the balance of the accounts receivable is received from Keystone Steel and Wire and Northstar Steel Company, Seller shall pay the five percent (5%) Royalty to Buyer and Buyer shall pay it to DJJ and the amount shall be credited against the $360,000 Royalty Payment.

         3. Other than as expressly set forth herein, the Asset Purchase Agreement is hereby ratified and confirmed and shall remain unchanged in all other respects.

         4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original copy of the Amendment, and all of which, when taken together, will be deemed to constitute one and the same agreement.

         5. This Agreement will be governed by the internal law of the State of Ohio, without regard to the conflicts of law principles thereof.


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         IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment as of the date first written above.

                                      NEURAL APPLICATIONS CORPORATION

                                      BY: /s/  Robert A. Squires
                                         ---------------------------------------
                                      NAME:  Robert A. Squires
                                           -------------------------------------
                                      TITLE: President/CEO
                                            ------------------------------------


                                      SYSTEMS ALTERNATIVES, INC.

                                      BY: /s/  John W. Underwood
                                         ---------------------------------------
                                      NAME:  John W. Underwood
                                           -------------------------------------
                                      TITLE: President
                                            ------------------------------------



                                      THE DAVID J. JOSPEH COMPANY

                                      BY: /s/  Benjamin M. Blemker
                                         ---------------------------------------
                                      NAME:  Benjamin M. Blemker
                                           -------------------------------------
                                      TITLE: Senior Vice President
                                            ------------------------------------